Exhibit 95

For purposes of reporting regulatory matters under Section 1503(a) of the Dodd-Frank Wall Street Reform and Consumer Protections Act (the “Dodd-Frank Act”), we include the following table that sets forth the total number of specific citations and orders together with the total dollar value of the proposed civil penalty assessments that were issued by the Mine Safety and Health Administration (“MSHA”) during the quarter ended March 31, 2024 to the Company and its subsidiaries that is a coal mine operator, by individual mine. For the quarter ended March 31, 2024, none of the mines operated by the Company or our subsidiaries received written notice from MSHA of a pattern of violations under Section 104(e) of the Federal Mine Safety and Health Act of 1977, as amended (the “Mine Act”).

Full Quarter Ended March 31, 2024
MSHA Mine ID	Operator Name	Significant and Substantial Citations Issued (Section 104 of the Mine Act)	Failure to Abate Orders (Section 104(b) of the Mine Act)	Unwarrantable Failure Citations / Orders Issued (Section 104(d) of the Mine Act)	Flagrant Violations (Section 110(b)(2) of the Mine Act)	Imminent Danger Orders Issued (Section 107(a) of the Mine Act)	Dollar Value of Proposed Civil Penalty Assessments	Mining Related Fatalities

4608377	Range Natural Resources, Inc.	3	-	-	-	-	441	-

Full Quarter Ended March 31, 2024
MSHA Mine ID	Operator Name	MSHA Pending Legal Actions (As of Last Day of Reporting Period)	New MSHA Dockets Commenced During Reporting Period	MSHA Dockets to Which Final Orders Were Expired (Not Appealed) During Reporting Period	Contests of Citations / Orders Referenced in Subpart B, 29 CFR Part 2700	Contests of Proposed Penalties Referenced in Subpart C, 29 CFR Part 2700	Complaints for Compensation Referenced in Subpart D, 29 CFR Part 2700	Complaints for Discharge, Discrimination or Interference Referenced in Subpart E, 29 CFR Part 2700	Applications for Temporary Relief Referenced in Subpart F, 29 CFR Part 2700	Appeals of Judges’ Decisions or Orders to FMSHRC Referenced in Subpart H, 29 CFR Part 2700

4608377	Range Natural Resources, Inc.	-	-	-	-	-	-	-	-	-